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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-51639 and 333-71695) and in the Registration Statements on Form S-8 (Nos. 33-63013, 33-71647, 33-37312, 33-69174, 33-63015,
333-42887, 333-70701, 333-53598 and 333-81668) of Biogen, Inc. of our report dated January 17, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2002